Exhibit 16(c)(xxviii)

Project Impact Discussion Materials May 2024 PRELIMINARY – DRAFT AND CONFIDENTIAL Prepared for The Special Committee of Savanna [****] indicates information has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities Exchange Commission.

Table of Contents 1. Executive Summary 2. Preliminary Valuation Summary 3. Preliminary Consolidated Business Analysis 4. Preliminary Enterprise Segment Analysis 5. Preliminary Provider Segment Analysis 6. Preliminary Life Sciences Segment Analysis 7. Preliminary Corporate and Tax Analysis Appendix – Preliminary WACC Analysis – Selected Comparable Public Companies – Selected Precedent Transactions – Public Market Overview – Analysis at Various Offer Prices For WholeCo

1. Executive Summary

4 Executive Summary MTS appreciates the opportunity to work with the Special Committee of Savanna and the Company Over the past week, MTS has reviewed Savanna’s financial performance and held a series of conversations with management to learn more about the Company’s operations, financial performance and projections In light of the ongoing strategic process and inbound indications of interest, MTS has prepared a preliminary valuation analysis on Savanna and its various business segments, to assist the Special Committee in evaluating its options We have focused our evaluation of Savanna’s business segments on a sum-of-the-parts basis, to assist the Special Committee in considering the potential value of other strategic alternatives relative to the values indicated in the sale process undertaken by the Company and its financial advisor, including a segment sale / spinoff or a combination of offers / transactions – Segment level valuation methodologies include discounted cash flow analyses, comparable publicly traded company analyses, and precedent transactions analyses, as described in following pages • Valuation methodologies are focused on a sum-of-the-parts basis – Financial projections and assumptions have been provided by Savanna management PRELIMINARY – DRAFT AND CONFIDENTIAL

5 Review of Strategic Alternatives Status Quo WholeCo Transaction Segment Sale / Spinoff Description– Continue to operate company as it is today; do not transact – Sale of entire business to counterparty that has submitted an LOI – Sell or spinoff individual segments while maintaining ownership of remaining assets – Execute single or multiple transactions with existing and / or new parties Attractions – Maintain full ownership of the company – Provides time for growth story to develop – Can provide some value to shareholders via share repurchase program – Optionality for litigation CVR – Fastest timeline to close a transaction given stage of process – Provides near term return of capital to shareholders – Optionality for litigation CVR – Potential to capture greater value as market is likely undervaluing business as a whole today – Provides cash infusion for operations or to be provided to shareholders – Ability to redeploy capital to shareholders via share buyback and / or special dividend – Optionality for litigation CVR Considerations – Limited catalysts for market to react to – Requires cash on balance sheet to be used to fund near term losses in enterprise segment – Valuation of bids received for entire company vs potential value achieved in alternatives – Requires additional time to contact buyers interested in individual segments, which is mitigated if pursued in conjunction with any of the existing bidders PRELIMINARY – DRAFT AND CONFIDENTIAL

Strategic and Transaction Considerations

Savanna Business Segments

	Strategic Considerations	Transaction Considerations	Representative Enterprise Value Range(1)
Enterprise	✓ New management has already onboarded large gov't accounts that are ramping into 2025 ✗ Core business has experienced revenue decline into 2024; Ongoing dispute with top customer resulting in $40mm revenue lost ✗ Execution risk with pipeline ✗ Segment is losing money when adjusted for lost / disputed contracts	✓ Known buyer interest ✓ Ability to engage new buyers following inbound interest ✓ Selling asset would "stop the bleeding" of future losses; Sale provides cash savings in addition to proceeds ✗ Buyers will likely discount segment due declining business and losses	$- – $200
Provider	✓ Demonstrated growth driver of overall business with 15% historical revenue growth ✓ Recurring revenue streams ✓ Profitable business today ✗ Potential for future slow down as business matures	✓ Broad, relevant buyer universe ✓ Demonstrated buyer interest in space with recent transactions at 15-20x EBITDA ✗ Segment is one of the profit drivers of overall business today – selling segment puts pressure on underperforming segments	$200 – $400
Life Sciences	✓ Recurring revenue streams ✓ Profitable business today ✗ Potential for future slow down as business matures	✓ Known buyer universe, however smaller list of companies that can leverage this capability ✗ May require ongoing relationship with enterprise business ✗ Segment is one of the profit drivers of overall business today – selling segment puts pressure on underperforming segments	$200 – $300

(1) Representative Enterprise Value Range based on preliminary valuation analyses, including precedent M&A transactions, comparable public companies and discounted cash flow (DCF); does not include unallocated overhead or tax assets.

Source(s): Savanna management projections.

MTS

PRELIMINARY – DRAFT AND CONFIDENTIAL

6

7 Strategic and Transaction Considerations Incremental Drivers of Value (1) Representative Enterprise Value Range based on preliminary valuation analysis. Source(s): Savanna management projections. Strategic Considerations Transaction Considerations Representative Enterprise Value Range(1) Taxes / NOL’s 9 Large NOL balance available that can be offset against future income and / or capital gains 8 Potential limitations to amount that can be used at segment level – further analysis required to determine availability 9 NOL balance can be used to offset capital gains 8 Potential limitations Corporate / Breakage Costs 8 Reduction or elimination of corporate overhead will be dependent on mix of remaining business 9 Potential to downsize cost structure if only select operating segments are carved out 8 May take considerable time to unwind in conjunction with segment sales 8 Additional costs will be incurred to unwind (Severance, termination costs, etc.) Litigation CVR 9 Potential for settlement proceeds in dispute 8 Potentially a lengthy and costly process to determine damages and receive proceeds 8 Does not solve for lost revenue on a recurring basis 9 If settlement results in compensation to Savanna, proceeds can be redistributed to share holders via share buyback and/or special dividend 8 Unknown value at this time $100 $(75) ? $150 $(25) PRELIMINARY – DRAFT AND CONFIDENTIAL

2.Preliminary Valuation Summary

9 Overview of Preliminary Valuation Methodologies MTS did not attribute any particular weight to any analysis, methodology or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor; accordingly, MTS’ analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view. Given the distinct operating models, execution risk and other factors associated which each business segment, this preliminary analysis values Savanna on a sum-of-the-parts (SOTP) basis rather than a consolidated basis Sum-of-the-Parts: Precedent M&A Transactions Sum-of-the-Parts: Comparable Public Companies Sum-of-the-Parts: Discounted Cash Flow (DCF) • Preliminary analysis of future unlevered free cash flows through 2028 of each of Savanna’s business segments • Individual business segments are summed together on a SOTP basis • Cash flows discounted back to 06/30/24 using unique weighted-average cost of capital (WACC) calculations for each business segment o WACC based upon comparable companies; see appendix for details • Cash flows are sensitized based on ranges of certain inputs, including WACC, perpetual growth rate, EBITDA exit multiple; see segment specific sections for details • Net debt and liquidation preference considered to calculate implied equity and per share value • Evaluation of comparable publicly traded companies for each individual business segment; see appendix for details • Applies 2024A EBITDA multiples from the comparable company sets to Savanna’s 2024A AEBITDA to arrive at implied enterprise value of each individual business segment • Individual business segments are summed together on a SOTP basis • Net debt and liquidation preference considered to calculate implied equity and per share value • Evaluation of precedent M&A transactions for each individual business segment; see appendix for details • Applies LTM EBITDA multiples from the precedent M&A transaction sets to Savanna’s 2023A AEBITDA to arrive at implied enterprise value of each individual business segment • Individual business segments are summed together on a SOTP basis • Net debt and liquidation preference considered to calculate implied equity and per share value PRELIMINARY – DRAFT AND CONFIDENTIAL

10 Preliminary Sum-of-the-Parts (SOTP) Precedent M&A Transaction Multiples Implied Enterprise Value of Savanna’s Business Segments (1) Per share values for each segment are based on equity value and include the $128mm in cash, $0.5mm in debt and $50.0mm in liquidation preference associated with the entire company; Consists of 355.076mm basic shares outstanding (as of 04/16/24) and applicable dilutive securities accounted for using the Treasury Stock Method. (2) See slide 43 for detail. Note: $ in mm, except per share data. All individual business segments valuations are shown tax-effected but without the impact of NOLs as those are captured at a WholeCo level. Source(s): Management projections and Capital IQ, as of 04/30/24. Implied Operating Segment Value Transaction Considerations $411 - $611 SOTP Corporate Implied Net Enterprise Provider Life Sciences Transaction Comps Tax Implications Breakage Costs Transaction Value Metric LTM EBITDA Multiple LTM EBITDA Multiple LTM EBITDA Multiple 10.0x - 20.0x 15.0x - 20.0x 10.0x - 14.0x '23 AEBITDA: (3.0) '23 AEBITDA: $18.2 '23 AEBITDA: $19.8 Enterprise Value Range ($60) - ($30) $273 - $365 $198 - $277 $411 - $611 ($60) $351 - $551 Per Share Value Range $1.23 - $1.68 $1.09 - $1.55 ($45) $319 $237 $511 ($60) $451 ($100) $- $100 $200 $300 $400 $500 $600 Base Scenario Implied Enterprise Value (1) ? PRELIMINARY – DRAFT AND CONFIDENTIAL Current EV: $281mm ($0.72/share) Tax implications of individual segment sales require further diligence – analysis assumes existing NOL balance is significant enough to offset any capital gains (2)

11 Preliminary Sum-of-the-Parts (SOTP) Comparable Public Company Multiples Implied Enterprise Value of Savanna’s Business Segments (1) Per share values for each segment are based on equity value and include the $128mm in cash, $0.5mm in debt and $50.0mm in liquidation preference associated with the entire company; Consists of 355.076mm basic shares outstanding (as of 04/16/24) and applicable dilutive securities accounted for using the Treasury Stock Method. (2) See slide 43 for detail. Note: $ in mm, except per share data. All individual business segments valuations are shown tax-effected but without the impact of NOLs as those are captured at a WholeCo level. Source(s): Management projections and Capital IQ, as of 04/30/24. Implied Operating Segment Value Transaction Considerations $664 - $895 SOTP Corporate Implied Net Enterprise Provider Life Sciences Trading Comps Tax Implications Breakage Costs Transaction Value Metric '24 EBITDA Multiple '24 EBITDA Multiple '24 EBITDA Multiple 9.0x - 14.0x 11.0x - 14.0x 13.0x - 18.0x '24 AEBITDA: $7.5 '24 AEBITDA: $29.1 '24 AEBITDA: $21.2 Enterprise Value Range $67 - $105 $321 - $408 $276 - $382 $664 - $895 ($60) $604 - $835 Per Share Value Range $1.79 - $2.29 $1.66 - $2.16 $86 $364 $329 $779 ($60) $719 $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 Base Scenario Implied Enterprise Value (1) ? PRELIMINARY – DRAFT AND CONFIDENTIAL Current EV: $281mm ($0.72/share) Tax implications of individual segment sales require further diligence – analysis assumes existing NOL balance is significant enough to offset any capital gains (2)

12 Preliminary Sum-of-the-Parts (SOTP) Discounted Cash Flow Analysis Implied Enterprise Value of Savanna’s Business Segments (1) Per share values for each segment are based on equity value and include the $128mm in cash, $0.5mm in debt and $50.0mm in liquidation preference associated with the entire company; Consists of 355.076mm basic shares outstanding (as of 04/16/24) and applicable dilutive securities accounted for using the Treasury Stock Method. Note: $ in mm, except per share data. All individual business segments valuations are shown tax-effected but without the impact of NOLs as those are captured at a WholeCo level. Source(s): Management projections and Capital IQ, as of 04/30/24. Implied Operating Segment Value Implied Corporate and Tax $890 - $1,398 ($655) - ($427) SOTP Discounted Enterprise Provider Life Sciences NOLs Corporate Cash Flow WACC 15.0% - 25.0% 8.0% - 12.0% 13.0% - 17.0% 11.0% - 15.0% 11.0% - 15.0% Terminal Multiple/Growth Rate 0.0% - 5.0% 11.0x - 15.0x 10.0x - 14.0x N/A 11.0x - 15.0x Enterprise Value Range $99 - $241 $535 - $782 $256 - $376 $126 - $144 ($781) - ($571) $235 - $971 Per Share Value Range $0.80 - $2.45 $138 $651 $312 $134 ($670) $566 $- $250 $500 $750 $1,000 $1,250 $1,500 Base Scenario Implied Enterprise Value Current EV: $281mm ($0.72/share) (1) PRELIMINARY – DRAFT AND CONFIDENTIAL

13 Preliminary Summary Valuation Analysis WholeCo Business vs Sum-of-the-Parts (SOTP) Implied Enterprise Value of Savanna’s Consolidated Business (1) Per share values for each segment are based on equity value and include the $128mm in cash, $0.5mm in debt and $50.0mm in liquidation preference associated with the entire company; Consists of 355.076mm basic shares outstanding (as of 04/16/24) and applicable dilutive securities accounted for using the Treasury Stock Method. Note: $ in mm, except per share data. All individual business segments valuations are shown tax-effected but without the impact of NOLs as those are captured at a WholeCo level. Source(s): Management projections and Capital IQ, as of 04/30/24. WholeCo SOTP Trading Comps SOTP Transaction Comps SOTP LTM Trading Range AVP Analysis 2023 2024 LTM Discounted Cash Flow Metric 52-Week Trading Range Illustrative Offer Prices '23 EBITDA Multiple '24 EBITDA Multiple LTM EBITDA Multiple WACC // Terminal EBITDA Multiple / Growth Rate $0.48 - $1.80 $0.75 - $1.60 See SOTP for Detail See SOTP for Detail See SOTP for Detail See SOTP for Detail Enterprise Value Range $111 - $667 $216 - $582 $447 - $602 $664 - $895 $411 - $611 $235 - $971 Per Share Value Range $0.48 - $1.80 $0.75 - $1.60 $1.32 - $1.66 $1.79 - $2.29 $1.23 - $1.68 $0.80 - $2.45 $111 $216 $447 $664 $411 $235 $667 $582 $602 $895 $611 $971 $- $250 $500 $750 $1,000 $1,250 Implied Enterprise Value Current EV: $281mm ($0.72/share) (1) PRELIMINARY – DRAFT AND CONFIDENTIAL

14 Preliminary Summary Valuation Analysis Comparison of Potential Strategic Options (1) Assumes sale of Enterprise segment based on basic shares outstanding. (2) Breakage costs allocated based on percent of revenue leaving the company. (3) Assume change of control in all scenarios. (4) Per share values for each segment are based on equity value and include the $128mm in cash, $0.5mm in debt and $50.0mm in liquidation preference associated with the entire company; Consists of 355.076mm basic shares outstanding (as of 04/16/24) and applicable dilutive securities accounted for using the Treasury Stock Method. Note: $ in mm, except per share data. All individual business segments valuations are shown tax-effected but without the impact of NOLs as those are captured at a WholeCo level. Source(s): Management projections and Capital IQ, as of 04/30/24. PRELIMINARY – DRAFT AND CONFIDENTIAL Sell Enterprise at $0.42 Sell Enterprise at $0.42 Sell Provider SOTP Precedent Value Sell Rest of Company at Sell Life Sciences Keep Enterprise WholeCo Sale and Sale SOTP Precedent Value Keep Provider Keep Life Sciences Low Mid High Low High Low High Low High Low High Transaction Value Enterprise – – – (60) (30) 149 149 149 149 – – Provider – – – 273 365 273 365 – – 273 365 Life Sciences – – – 198 277 198 277 198 277 – – Operating Segment Value – – – $411 $611 $620 $790 $347 $426 $273 $365 Less: Breakage Costs – – – (60) (60) (60) (60) (42) (42) (18) (18) Transaction Value $216 $406 $582 $351 $551 $560 $730 $306 $385 $256 $347 Plus: Cash 128 128 128 128 128 128 128 103 103 78 78 Less: Debt (1) (1) (1) (1) (1) (1) (1) (1) (1) (1) (1) Less: Liquidation Preference (50) (50) (50) (50) (50) (50) (50) (50) (50) (50) (50) Net Transaction Value $294 $484 $660 $429 $629 $638 $808 $358 $437 $284 $375 FDSO 392.518 396.944 412.352 393.742 405.458 406.198 417.513 407.706 418.511 396.266 408.838 Implied Value Per Share in Txn $0.75 $1.22 $1.60 $1.09 $1.55 $1.57 $1.94 $0.88 $1.05 $0.72 $0.92 Remaining Business Value Enterprise – – – – – – – – – (60) (30) Provider – – – – – – – 273 365 – – Life Sciences – – – – – – – – – 198 277 Corporate – – – – – – – TBD TBD TBD TBD Remaining Business Value – – – – – – – $273 $365 $138 $247 Plus: Remaining Cash – – – – – – – $25 $25 $50 $50 Net Remaining Business Value – – – – – – – $298 $390 $188 $297 FDSO 392.518 396.944 412.352 393.742 405.458 406.198 417.513 407.706 418.511 396.266 408.838 Implied Value Per Share Remaining – – – – – – – $0.73 $0.93 $0.47 $0.73 Total Value $294 $484 $660 $429 $629 $638 $808 $657 $827 $471 $672 FDSO 392.518 396.944 412.352 393.742 405.458 406.198 417.513 407.706 418.511 396.266 408.838 Implied Total Value Per Share $0.75 $1.22 $1.60 $1.09 $1.55 $1.57 $1.94 $1.61 $1.98 $1.19 $1.64 (1) (1) (2) (3) (4)

Preliminary Consolidated Business Analysis 3.

16 Preliminary Assumptions Source(s): Savanna management projections. General – 2024-2026 projection model provided by management – 2026-2027 assumptions provided by management • 15% Enterprise revenue growth • 10% Provider and Life Sciences revenue growth • COGS margins of 46%, 53%, and 51% for Enterprise, Provider, and Life Sciences, respectively • 2024-2026 CAGR applied to costs associated with Product and Technology, General Administration and Sales and Marketing applied across business segments – Valuation date as of 06/30/24 Revenue – Projections provided by Savanna management through 2028 Allocations – 2024-2026 allocations provided by management – 2027-2028 total allocations projected using historical growth rates described below • Product and Technology: 8.5% • General Administration: 11.2% • Sales and Marketing: 5.6% Taxes – Corporate tax rate of 25% – NOL balance of $757mm as of YE ’23 provided by management, subject to 80% Section 382 limitation Terminal Value – Enterprise: 2.5% perpetual growth rate – Provider: 13.0x terminal year EBITDA exit multiple – Life Sciences: 12.0x terminal year EBITDA exit multiple – WholeCo/Corporate/NOLs: 13.0x terminal year EBITDA exit multiple WACC – WACC for each business segment based on comparable companies (see appendix for additional detail) • Enterprise: 20.0% • Provider: 10.0% • Life Sciences: 15.0% • WholeCo/Corporate/NOLs: 13.0% PRELIMINARY – DRAFT AND CONFIDENTIAL

Preliminary Consolidated Unadjusted Projections

Savanna Management Projections – Forecasted P&L

	2023A[(1)]	2024E	2025E	2026E	2027E	2028E
Enterprise	$200.1	$208.9	$283.0	$368.8	$424.1	$487.7
Provider	119.3	122.7	137.8	152.2	167.4	184.2
Life Sciences	82.0	85.9	91.5	97.9	107.7	118.5
Add Back EBITDA (Warrant Revenue)	(0.0)	–	–	–	–	–
Total Revenue	**$401.3**	**$417.6**	**$512.3**	**$618.9**	**$699.2**	**$790.4**
% Growth		*4.0%*	*22.7%*	*20.8%*	*13.0%*	*13.0%*
Enterprise	$88.8	$91.1	$130.5	$169.5	$195.0	$224.2
Provider	52.6	58.3	72.8	80.5	88.5	97.4
Life Sciences	42.3	44.3	47.1	50.4	55.4	60.9
Mapping Adjustments	(5.2)	(2.5)	(0.8)	(0.8)	(0.8)	(0.8)
Total Gross Margin	**$178.5**	**$191.1**	**$249.6**	**$299.6**	**$338.1**	**$381.7**
% Margin	*44.5%*	*45.8%*	*48.7%*	*48.4%*	*48.3%*	*48.3%*
Product and Technology (Adj.)	($69.5)	($56.6)	($55.2)	($60.6)	($65.6)	($71.2)
General Administration (Adj.)	(134.8)	(109.8)	(112.0)	(122.5)	(134.7)	(148.5)
Sales and Marketing (Adj.)	(57.8)	(51.5)	(54.6)	(58.4)	(64.0)	(70.5)
Allocated Overhead	0.2	–	–	–	(0.4)	(1.8)
Mapping Adjustments	(0.1)	–	–	–	–	–
Total Costs (Incl. Allocations)	**($262.0)**	**($217.9)**	**($221.8)**	**($241.4)**	**($264.7)**	**($292.0)**
EBITDA (as defined)	**($83.5)**	**($26.8)**	**$27.8**	**$58.1**	**$73.3**	**$89.7**
% Margin	*(46.8%)*	*(14.0%)*	*11.1%*	*19.4%*	*21.7%*	*23.5%*

(1) 2023A P&L adjusted to account for contract termination with [****] . See page 21 for detail.
Note: $ in mm, except per share data.
Source(s): Management projections and Capital IQ, as of 04/30/24.

MTS

PRELIMINARY – DRAFT AND CONFIDENTIAL

17

18 Preliminary Consolidated Adjusted Projections Savana Management Projections – Projected Free Cash Flow (1) 2023A P&L adjusted to account for contract termination with Elevance. See page 21 for detail. Note: $ in mm, except per share data. Source(s): Management projections and Capital IQ, as of 04/30/24. 2023A 2024E 2025E 2026E 2027E 2028E EBITDA as defined ($83.5) ($26.8) $27.8 $58.1 $73.3 $89.7 Non-Allocated Adjustments Severance $5.2 $2.0 $1.0 $1.0 $1.0 $1.0 Other Expenses (2.8) – – – – – SBC 46.9 36.9 30.9 30.9 30.9 30.9 Other Non-Operating Expenses 40.7 10.2 2.0 2.0 2.0 2.0 Adjusted EBITDA $6.5 $22.3 $61.7 $92.0 $107.2 $123.6 Less: D&A (61.2) (67.5) (54.0) (44.5) (42.5) (42.5) Adjusted EBIT ($54.7) ($45.3) $7.7 $47.5 $64.7 $81.1 Less: Tax Expense – – (3.4) (7.7) (11.8) Plus Tax Savings from NOLs – 1.5 9.5 12.9 16.2 Plus: D&A 67.5 54.0 44.5 42.5 42.5 /HVVLQ1HW:RUNLQJ&DSLWDO (10.6) (4.3) (10.6) (12.1) (14.9) Less: Capital Expenditures (23.8) (23.7) (24.3) (24.7) (25.2) Projected Free Cash Flow ($12.1) $35.2 $63.2 $75.7 $87.9 PRELIMINARY – DRAFT AND CONFIDENTIAL (1) [****]

Preliminary Enterprise Segment Analysis 4.

20 Enterprise Segment Summary Source(s): Sapphire management projections. PRELIMINARY – DRAFT AND CONFIDENTIAL The segment has experienced significant revenue decline over the past two years which has been exacerbated by the recent Elevance contract termination of $40mm of revenue – Core logo revenue has declined from $258mm of revenue in 2022 to an estimated $182mm in 2024 – The segment on a management adjusted basis and adjusted for Elevance, lost $3mm in 2023 In addition, the industry has become commoditized and new threats have emerged for commercial contracts Savanna’s recent strategy shift to focus on government contracts has been applauded by the street, however it comes with a high degree of execution risk over the next 5 years to be able to reverse the decline in the commercial business – The business plan needs time to prove itself out and to return Enterprise to a profitable segment Given the execution risk over the next 5 years, the market is likely discounting the Enterprise segment today Recent Revenue Declines Create High Execution Risk of Projected Financial Performance [****] [****]

21 Historical and Preliminary Projected Financials Elevance Adjustment Impact on an Enterprise Segment Basis 2022 2023 2024 2025 2026 2027 2027 Enterprise Enterprise Less: Elevance Excl. Less: Elevance Excl. Enterprise Carelon Doc.ai Elevance Enterprise Carelon Doc.ai Elevance Enterprise Segment Enterprise Revenue $258.7 ($17.4) ($19.7) $221.6 $240.0 ($21.1) ($18.8) $200.1 $208.9 $283.0 $368.8 $424.1 $487.7 Cost of Goods Sold ($132.0) $16.1 $0.8 ($115.0) ($139.9) $28.6 ($0.0) ($111.3) ($117.9) ($152.5) ($199.3) ($229.1) ($263.5) Total Gross Margin $126.7 ($1.3) ($18.8) $106.6 $100.1 $7.5 ($18.8) $88.8 $91.1 $130.5 $169.5 $195.0 $224.2 % Margin 49% 8% 96% 48% 42% (36%) 100% 44% 44% 46% 46% 46% 46% Product & Technology ($10.3) $0.0 $2.3 ($8.0) ($3.8) $0.0 $0.6 ($3.2) ($2.3) ($2.6) ($3.0) ($4.4) ($6.1) General Administration (34.8) 1.7 3.6 (29.6) (29.7) 0.0 3.0 (26.7) (28.7) (33.3) (38.1) (44.2) (51.3) Sales and Marketing (20.1) 0.0 0.1 (20.0) (18.5) 0.0 0.1 (18.5) (18.9) (23.0) (25.7) (30.2) (35.4) Direct Overhead Costs ($65.2) $1.7 $5.9 ($57.6) ($52.0) $0.0 $3.7 ($48.4) ($50.0) ($59.0) ($66.7) ($78.7) ($92.7) Less: Allocated Overhead (38.2) (38.2) (43.4) (43.4) (33.6) (35.8) (39.4) (43.2) (48.1) Other Income Expense 0.0 0.0 (0.0) (0.0) (0.0) 0.0 (0.0) (0.0) Adj. EBITDA $23.3 $0.3 ($12.9) $10.7 $4.6 $7.5 ($15.2) ($3.0) $7.5 $35.8 $63.4 $73.0 $83.4 % Margin 9% (2%) 66% 5% 2% (36%) 81% (2%) 8% 27% 37% 37% 37% Note: $ in millions, except per share data. Source(s): Management projections as of April 2024. PRELIMINARY – DRAFT AND CONFIDENTIAL [****] [****] [****] [****] [****] [****] [****] [****] [****]

22 Projected Enterprise Revenue Bridge FY2023 – 2024E Note: $ in mm, except per share data. Source(s): Management projections and Capital IQ, as of 04/30/24. $244 ($40) ($10) ($8) ($2) ($3) $182 $9 $4 $3 $3 $2 $2 $1 $1 $1 $1 $209 FY 2023 Elevance Highmark , ;ƵĞƌŽƐ Ɛ Blue Shield DŝŶŶĞƐ ŽƚĂ ;ƵĞƌŽƐ Ɛ Blue Shield Of Arizona Ă ƌĞĮƌƐ ƚ tĞ;;ŶĞƐƐ 2024E ǆŝ ƐƟŶŐ>ŽŐŽƐ WeCare PSHP >ŽƵŝ ƐŝĂŶĂ Healthcare ŽŶŶĞĐƟŽŶƐ DŽŽƌŝŶŐƐWĂ ƌŬ PCMH VA WƌĞƐ ďǇƚĞƌŝĂŶ CareSource Molina United Other 2024E With EĞǁ>ŽŐŽƐ – $50 $100 $150 $200 $250 $300 Estimated net ($62mm) reduction of revenue in pre-existing Logos, primarily driven by Elevance termination of $40mm 2024 Growth relies on executing $48mm of pipeline Elevance termination of $40mm 2024 Go-Get Pipeline of $48mm EXECUTION RISK PRELIMINARY – DRAFT AND CONFIDENTIAL [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****]

23 Projected Enterprise Revenue Bridge 2024E – 2025E Note: $ in mm, except per share data. Source(s): Management projections and Capital IQ, as of 04/30/24. $209 $9 $2 $6 $4 $5 $8 $6 $4 $6 $5 $5 $4 $10 $283 2024E With EĞǁ>ŽŐŽƐ Full Year Centene GA (PSHP) 100k Add';W,W>ŝǀĞƐ Full Year ĞŶƚĞŶĞ> Full Year Centene MS Full Year Stealth Full Year DŽƌƌŝŶŐƐWĂ ƌŬ Incremental CF (PCMH) />(&>DK) TX & ĂǇ;Žƌ, ĐŽƩĂŶĚtŚŝ ƚĞ CareSource Aetna Ardent VBC 2025E with EĞǁ>ŽŐŽƐ – $50 $100 $150 $200 $250 $300 Estimated increase of $74mm driven by increase in Centene Medicaid contracts (GA, LA, MS) and other ramping clients EXECUTION RISK PRELIMINARY – DRAFT AND CONFIDENTIAL [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****]

24 Preliminary Assumptions Enterprise Segment Management Assumptions General – 2024-2026 projection model provided by management – 2027-2028 assumptions provided by management • 15% revenue growth • COGS margins of 46% • 2024-2026 CAGR applied to costs associated with Product and Technology, General Administration and Sales and Marketing applied across business segments – Valuation date as of 06/30/24 – 2023 P&L is adjusted to account for termination of contract with Elevance Revenue – Projections provided by Savanna management through 2028 Allocations – 2024-2026 allocations provided by management – 2027-2028 total allocations projected using historical growth rates described below, and distributed across individual business segments based on historical distribution • Product and Technology: 8.5% • General Administration: 11.2% • Sales and Marketing: 5.6% Taxes – Corporate tax rate of 25% – Does not include impact of NOLs, which are accounted for only on a sum-of-the-parts basis Terminal Value – 2.5% perpetual growth rate – Sensitized from 0.0% to 5.0% WACC – 20.0% based on comparable publicly traded companies and adjusted given high execution risk of the enterprise business segment; see appendix for details – Sensitized from 15.0% to 25.0% PRELIMINARY – DRAFT AND CONFIDENTIAL [****]

25 Preliminary Enterprise Segment Valuation Analysis Enterprise Segment Basis Implied Enterprise Value of Savanna’s Enterprise Segment Note: $ in mm, except per share data. All individual business segments valuations are shown tax-effected but without the impact of NOLs as those are captured at a WholeCo level. Source(s): Management projections and Capital IQ, as of 04/30/24. Enterprise Enterprise Trading Comps Transaction Comps Discounted Cash Flow 2023 2024 LTM Metric WACC // Perpetual Growth Rate 23 EBITDA Multiple 24 EBITDA Multiple LTM EBITDA Multiple 15% - 25% // 0% - 5% 10.0x - 15.0x 9.0x - 14.0x 10.0x - 20.0x '23 AEBITDA: (3.0) '24 AEBITDA: $7.5 LTM AEBITDA: (3.0) Enterprise Value Range $99 - $241 ($45) - ($30) $67 - $105 ($60) - ($30) $99 ($45) $67 ($60) $241 ($30) $105 ($30) ($200) $- $200 $400 $600 Enterprise Value PRELIMINARY – DRAFT AND CONFIDENTIAL

26 Preliminary Enterprise Segment Standalone Valuation Savanna Management Projections – Forecasted P&L (1) 2023A P&L adjusted to account for contract termination with Elevance. Note: $ in mm, except per share data. Source(s): Management projections and Capital IQ, as of 04/30/24. 2023A 2024E 2025E 2026E 2027E 2028E Total Revenue $200.1 $208.9 $283.0 $368.8 $424.1 $487.7 % Growth 4.4% 35.5% 30.3% 15.0% 15.0% Cost of Goods Sold (111.3) (117.9) (152.5) (199.3) ($229.1) ($263.5) Total Gross Margin $88.8 $91.1 $130.5 $169.5 $195.0 $224.2 % Margin 44.4% 43.6% 46.1% 46.0% 46.0% 46.0% Product and Technology ($3.2) ($2.3) ($2.6) ($3.0) ($4.4) ($6.1) General Administration (26.7) (28.7) (33.3) (38.1) (44.2) (51.3) Sales and Marketing (18.5) (18.9) (23.0) (25.7) (30.2) (35.4) Direct Overhead Costs ($48.4) ($50.0) ($59.0) ($66.7) ($78.7) ($92.7) Contribution Margin, Before Allo. $40.4 $41.0 $71.6 $102.8 $116.2 $131.5 % Margin 20.2% 19.6% 25.3% 27.9% 27.4% 27.0% Less: Allocated Overhead (43.4) (33.6) (35.8) (39.4) (43.2) (48.1) Adjusted EBITDA ($3.0) $7.5 $35.8 $63.4 $73.0 $83.4 PRELIMINARY – DRAFT AND CONFIDENTIAL (1) [****]

27 Preliminary Enterprise Segment Standalone Valuation Discounted Cash Flow (DCF) Valuation (1) 2023A P&L adjusted to account for contract termination with Elevance. Note: $ in mm, except per share data. Cash flows discounted back to 06/30/24 and a weighted average cost of capital of 20%. Source(s): Management projections and Capital IQ, as of 04/30/24. 2023A 2024E 2025E 2026E 2027E 2028E Adjusted EBITDA ($3.0) $7.5 $35.8 $63.4 $73.0 $83.4 Less: Tax Expense (1.9) (8.9) (15.9) (18.3) (20.8) /HVV©LQ1HW:RUNLQJ&DSLWDO (10.8) (2.1) (8.5) (10.4) (13.1) Less: Capital Expenditures (3.9) (4.1) (4.3) (4.4) (4.6) Projected Free Cash Flow ($9.1) $20.7 $34.8 $39.9 $44.8 WACC: 20.0% PV of UFCF – ($8.7) $17.2 $24.2 $23.1 $21.6 Terminal Value Perpetual Growth Rate 2.5% Terminal Value $126.5 Terminal Perpetual Growth Rate Implied EBITDA Exit Multiple 1.5x 0.0% 2.5% 5.0% 15.0% $184.9 $207.4 $241.0 NPV of UFCF $77.4 WACC 20.0% 129.4 138.4 150.3 PV of Terminal Value 61.0 25.0% 99.0 103.2 108.4 Enterprise Value of Segment $138.4 PRELIMINARY – DRAFT AND CONFIDENTIAL (1) [****]

Preliminary Provider Segment Analysis 5.

29 Preliminary Assumptions Provider Segment Management Assumptions General – 2024-2026 projection model provided by management – 2027-2028 assumptions provided by management • 10% revenue growth • COGS margins of 53% • 2024-2026 CAGR applied to costs associated with Product and Technology, General Administration and Sales and Marketing applied across business segments – Valuation date as of 06/30/24 Revenue – Projections provided by Savanna management through 2028 Allocations – 2024-2026 allocations provided by management – 2027-2028 total allocations projected using historical growth rates described below, and distributed across individual business segments based on historical distribution • Product and Technology: 8.5% • General Administration: 11.2% • Sales and Marketing: 5.6% Taxes – Corporate tax rate of 25% – Does not include impact of NOLs, which are accounted for only on a sum-of-the-parts basis Terminal Value – 13.0x terminal value EBITDA multiple based on comparable publicly traded companies set – Sensitized from 11.0x to 15.0x WACC – 10.0% based on comparable publicly traded companies set; see appendix for details – Sensitized from 8.0% to 12.0% PRELIMINARY – DRAFT AND CONFIDENTIAL

30 Preliminary Provider Segment Valuation Analysis Provider Segment Basis Implied Enterprise Value of Savanna’s Provider Segment Note: $ in mm, except per share data. All individual business segments valuations are shown tax-effected but without the impact of NOLs as those are captured at a WholeCo level. Source(s): Management projections and Capital IQ, as of 04/30/24. Provider Provider Trading Comps Transaction Comps Discounted Cash Flow 2023 2024 LTM Metric WACC // Terminal EBITDA Multiple '23 EBITDA Multiple '23 EBITDA Multiple LTM EBITDA Multiple 8% - 12% // 11.0x - 15.0x 11.0x - 16.0x 11.0x - 14.0x 15.0x - 20.0x '23 AEBITDA: $18.2 '24 AEBITDA: $29.1 LTM AEBITDA: $18.2 Enterprise Value Range $535 - $782 $200 - $292 $321 - $408 $273 - $365 $535 $200 $321 $273 $782 $292 $408 $365 $- $200 $400 $600 $800 $1,000 Enterprise Value PRELIMINARY – DRAFT AND CONFIDENTIAL

31 Preliminary Provider Segment Standalone Valuation Savanna Management Projections – Forecasted P&L Note: $ in mm, except per share data. Source(s): Management projections and Capital IQ, as of 04/30/24. 2023A 2024E 2025E 2026E 2027E 2028E Total Revenue $119.3 $122.7 $137.8 $152.2 $167.4 $184.2 % Growth 2.8% 12.3% 10.5% 10.0% 10.0% Cost of Goods Sold (66.7) (64.4) (65.0) (71.7) (78.9) (86.8) Total Gross Margin $52.6 $58.3 $72.8 $80.5 $88.5 $97.4 % Margin 44.1% 47.5% 52.8% 52.9% 52.9% 52.9% Product and Technology ($2.3) ($2.0) ($2.1) ($2.3) ($2.3) ($2.2) General Administration (10.6) (8.8) (9.5) (10.3) (10.9) (11.6) Sales and Marketing (8.2) (8.3) (8.7) (9.3) (9.8) (10.4) Direct Overhead Costs ($21.1) ($19.1) ($20.3) ($21.8) ($23.0) ($24.3) Contribution Margin, Before Allo. $31.5 $39.2 $52.5 $58.7 $65.5 $73.1 % Margin 26.4% 32.0% 38.1% 38.5% 39.1% 39.7% Less: Allocated Overhead (13.3) (10.1) (10.8) (11.9) (13.0) (14.5) Adjusted EBITDA $18.2 $29.1 $41.7 $46.8 $52.5 $58.6 PRELIMINARY – DRAFT AND CONFIDENTIAL

32 Preliminary Provider Segment Standalone Valuation Discounted Cash Flow (DCF) Valuation Note: $ in mm, except per share data. Cash flows discounted back to 06/30/24 and a weighted average cost of capital of 10%. Source(s): Management projections and Capital IQ, as of 04/30/24. 2023A 2024E 2025E 2026E 2027E 2028E Adjusted EBITDA $18.2 $29.1 $41.7 $46.8 $52.5 $58.6 Less: Tax Expense (7.3) (10.4) (11.7) (13.1) (14.6) /HVV©LQ1HW:RUNLQJ&DSLWDO (1.1) (1.0) (1.0) (0.4) (0.4) Less: Capital Expenditures (1.0) (1.0) (1.0) (1.1) (1.1) Projected Free Cash Flow $19.8 $29.2 $33.1 $37.9 $42.4 WACC: 10.0% PV of UFCF $19.3 $26.6 $27.3 $28.5 $29.0 Terminal Value EBITDA Multiple 13.0x Terminal Value $761.5 Terminal EBITDA Multiple Implied Perpetual Growth Rate 4.2% 11.0x 13.0x 15.0x 8.0% $609.6 $695.7 $781.7 NPV of UFCF $130.7 WACC 10.0% 570.6 650.6 730.6 PV of Terminal Value 520.1 12.0% 535.0 609.4 683.9 Enterprise Value of Segment $650.8 PRELIMINARY – DRAFT AND CONFIDENTIAL

Preliminary Life Sciences Segment Analysis 6.

34 Preliminary Assumptions Life Sciences Segment Management Assumptions General – 2024-2026 projection model provided by management – 2027-2028 assumptions provided by management • 10% revenue growth • COGS margins of 51% • 2024-2026 CAGR applied to costs associated with Product and Technology, General Administration and Sales and Marketing applied across business segments – Valuation date as of 06/30/24 Revenue – Projections provided by Savanna management through 2028 Allocations – 2024-2026 allocations provided by management – 2027-2028 total allocations projected using historical growth rates described below, and distributed across individual business segments based on historical distribution • Product and Technology: 8.5% • General Administration: 11.2% • Sales and Marketing: 5.6% Taxes – Corporate tax rate of 25% – Does not include impact of NOLs, which are accounted for only on a sum-of-the-parts basis Terminal Value – 12.0x terminal value EBITDA multiple based on management guidance – Sensitized from 10.0x to 14.0x WACC – 15.0% based on comparable publicly traded companies; see appendix for details – Sensitized from 13.0% to 17.0% PRELIMINARY – DRAFT AND CONFIDENTIAL

35 Preliminary Life Sciences Segment Valuation Analysis Life Sciences Segment Basis Implied Enterprise Value of Savanna’s Life Sciences Segment Note: $ in mm, except per share data. All individual business segments valuations are shown tax-effected but without the impact of NOLs as those are captured at a WholeCo level. Source(s): Management projections and Capital IQ, as of 04/30/24. Life Sciences Life Sciences Trading Comps Transaction Comps Discounted Cash Flow 2023 2024 LTM Metric WACC // Terminal EBITDA Multiple '23 EBITDA Multiple '23 EBITDA Multiple LTM EBITDA Multiple 13% - 17% // 10.0x - 14.0x 14.0x - 18.0x 13.0x - 18.0x 10.0x - 14.0x '23 AEBITDA: $19.8 '24 AEBITDA: $21.2 LTM AEBITDA: $19.8 Enterprise Value Range $256 - $376 $277 - $356 $276 - $382 $198 - $277 $256 $277 $276 $198 $376 $356 $382 $277 $- $100 $200 $300 $400 $500 $600 Enterprise Value PRELIMINARY – DRAFT AND CONFIDENTIAL

36 Preliminary Life Sciences Segment Standalone Valuation Savanna Management Projections – Forecasted P&L Note: $ in mm, except per share data. Source(s): Management projections and Capital IQ, as of 04/30/24. 2023A 2024E 2025E 2026E 2027E 2028E Total Revenue $82.0 $85.9 $91.5 $97.9 $107.7 $118.5 % Growth 4.8% 6.5% 7.0% 10.0% 10.0% Cost of Goods Sold (39.7) (41.7) (44.4) (47.5) (52.3) (57.5) Total Gross Margin $42.3 $44.3 $47.1 $50.4 $55.4 $60.9 % Margin 51.6% 51.5% 51.5% 51.4% 51.4% 51.4% Product and Technology ($0.2) ($0.6) ($0.6) ($0.6) ($0.4) ($0.3) General Administration (4.0) (4.9) (5.0) (5.1) (5.1) (5.0) Sales and Marketing (14.1) (13.7) (14.1) (14.3) (14.6) (14.9) Direct Overhead Costs ($18.3) ($19.3) ($19.7) ($20.1) ($20.1) ($20.1) Contribution Margin, Before Allo. $24.0 $25.0 $27.4 $30.3 $35.3 $40.8 % Margin 29.3% 29.1% 29.9% 31.0% 32.8% 34.5% Less: Allocated Overhead (4.2) (3.8) (4.1) (4.5) (5.0) (5.6) Adjusted EBITDA $19.8 $21.2 $23.3 $25.8 $30.3 $35.3 PRELIMINARY – DRAFT AND CONFIDENTIAL

37 Preliminary Life Sciences Segment Standalone Valuation Discounted Cash Flow (DCF) Valuation Note: $ in mm, except per share data. Cash flows discounted back to 06/30/24 and a weighted average cost of capital of 15%. Source(s): Management projections and Capital IQ, as of 04/30/24. 2023A 2024E 2025E 2026E 2027E 2028E Adjusted EBITDA $19.8 $21.2 $23.3 $25.8 $30.3 $35.3 Less: Tax Expense (5.3) (5.8) (6.4) (7.6) (8.8) /HVV©LQ1HW:RUNLQJ&DSLWDO 1.3 (1.2) (1.1) (1.2) (1.4) Less: Capital Expenditures (0.7) (0.7) (0.7) (0.7) (0.7) Projected Free Cash Flow $16.5 $15.5 $17.5 $20.8 $24.4 WACC: 15.0% PV of UFCF – $15.9 $13.5 $13.2 $13.7 $13.9 Terminal Value EBITDA Multiple 12.0x Terminal Value $423.1 Terminal EBITDA Multiple Implied Perpetual Growth Rate 8.7% 10.0x 12.0x 14.0x 13.0% $289.1 $332.4 $375.6 NPV of UFCF $70.3 WACC 15.0% 271.9 312.2 352.6 PV of Terminal Value 241.9 17.0% 256.1 293.7 331.4 Enterprise Value of Segment $312.2 PRELIMINARY – DRAFT AND CONFIDENTIAL

Preliminary Corporate and Tax Analysis 7.

39 Preliminary Assumptions Corporate Segment Management Assumptions General – 2024-2026 projection model provided by management – 2027-2028 assumptions provided by management • 2024-2026 CAGR applied to costs associated with Product and Technology, General Administration and Sales and Marketing applied across business segments – Valuation date as of 06/30/24 Allocations – 2024-2026 allocations provided by management – 2027-2028 total allocations projected using historical growth rates described below • Product and Technology: 8.5% • General Administration: 11.2% • Sales and Marketing: 5.6% Terminal Value – 13.0x terminal value EBITDA multiple – Sensitized from 11.0x to 15.0x WACC – 13.0% based on an average of segment comparable publicly traded companies; see appendix for details – Sensitized from 11.0% to 15.0% PRELIMINARY – DRAFT AND CONFIDENTIAL

40 Preliminary Corporate Segment Valuation Analysis Savanna Management Projections – Forecasted P&L & Discounted Cash Flow (DCF) Analysis Note: $ in mm, except per share data. Cash flows discounted back to 06/30/24 and a weighted average cost of capital of 13%. Source(s): Management projections and Capital IQ, as of 04/30/24. 2023A 2024E 2025E 2026E 2027E 2028E Product and Technology ($39.6) ($37.6) ($39.4) ($44.3) ($48.1) ($52.2) General Administration (39.0) (40.2) (44.7) (49.6) (55.1) (61.3) Sales and Marketing (8.0) (5.3) (5.6) (5.9) (6.2) (6.5) Overhead Costs, Pre-Allocations ($86.6) ($83.0) ($89.7) ($99.8) ($109.4) ($120.0) Plus: Allocated Overhead 61.1 47.4 50.7 55.8 60.8 66.4 Adjusted EBITDA ($25.5) ($35.6) ($39.0) ($44.0) ($48.6) ($53.6) Less: Tax Expense – – – – – /HVV©LQ1HW:RUNLQJ&DSLWDO ––––– Less: Capital Expenditures (18.2) (17.9) (18.3) (18.5) (18.7) Projected Free Cash Flow ($53.8) ($57.0) ($62.3) ($67.1) ($72.3) WACC: 13.0% PV of UFCF – ($52.2) ($50.4) ($48.8) ($46.5) ($44.4) Terminal Value EBITDA Multiple 13.0x Terminal Value ($696.7) Terminal EBITDA Multiple Implied Perpetual Growth Rate 2.4% 11.0x 13.0x 15.0x 11.0% ($639.3) ($709.9) ($780.5) NPV of UFCF ($242.2) WACC 13.0% (603.8) (669.5) (735.3) PV of Terminal Value (427.3) 15.0% (571.1) (632.4) (693.7) Enterprise Value of Segment ($669.5) PRELIMINARY – DRAFT AND CONFIDENTIAL

41 Estimated Corporate Wind Down / Breakage Costs Preliminary Analysis 2024E Personnel $41.9 Non-Personnel 41.1 Total Overhead, Pre-Allocations $83.0 Personnel ($27.8) Non-Personnel (19.6) Allocated Overhead ($47.4) 6-Month Severance/ Total Wind Down Breakage Costs Other Breakage Personnel $14.1 $7.0 $35.0 $- $42.0 Non-Personnel 21.5 10.7 2.1 5.0 17.9 Unallocated Corporate Costs $35.6 $17.8 $37.1 $5.0 $59.9 (1) Assumes full cash payment for severance package associated with a change of control. (2) Assumes 10% non-personnel breakage costs. (3) Assumes $5mm in other wind down costs such as legal fees, administrative, etc. Note: $ in millions, except per share data. Source(s): Management projections as of April 2024. (1) (2) (3) PRELIMINARY – DRAFT AND CONFIDENTIAL Based on 2024E overhead costs, the total cost of a company winddown / breakage is estimated at $59.9mm

42 Preliminary Assumptions NOLs Management Assumptions General – 2024-2026 projection model provided by management – 2027-2028 assumptions provided by management – Valuation date as of 06/30/24 Taxes – Corporate tax rate of 25% – NOL balance of $757mm as of YE ’23 provided by management, subject to 80% Section 382 limitation WACC – 13.0% based on an average of segment comparable publicly traded companies; see appendix for details – Sensitized from 11.0% to 15.0% PRELIMINARY – DRAFT AND CONFIDENTIAL

43 Preliminary NOLs Valuation Analysis Savanna Management Projections – Forecasted P&L & Discounted Cash Flow (DCF) Analysis Note: $ in mm, except per share data. Cash flows discounted back to 06/30/24 and a weighted average cost of capital of 13%. Source(s): Management projections and Capital IQ, as of 04/30/24. 2023A 2024E 2025E 2026E 2027E 2028E WholeCo Adj. EBITDA $6.5 $22.3 $61.7 $92.0 $107.2 $123.6 Less: D&A (61.2) (67.5) (54.0) (44.5) (42.5) (42.5) WholeCo Adj. EBIT ($54.7) ($45.3) $7.7 $47.5 $64.7 $81.1 NOL Beginning Balance 757.2 811.8 857.1 850.9 812.9 761.2 NOL Carried Forward 54.7 45.3 – – – – NOL Carried (Used) – – (6.1) (38.0) (51.8) (64.9) Ending Balance $811.8 $857.1 $850.9 $812.9 $761.2 $696.3 Tax Benefit of NOL Utilized – 1.5 9.5 12.9 16.2 FCF From NOLs – $1.5 $9.5 $12.9 $16.2 WACC: 13.0% PV of UFCF – – $1.4 $7.4 $9.0 $9.9 WACC Ending NOL Balance $696.3 11.0% 13.0% 15.0% Tax Rate 25.0% $143.9 $134.5 $125.8 Tax Benefit of NOL Balance $174.1 PV of Tax Benefit of NOL Balance 106.8 NPV of UFCF 27.7 Total Value of NOLs $134.5 PRELIMINARY – DRAFT AND CONFIDENTIAL

Appendix

Preliminary WACC Analysis

Preliminary WACC Analysis

Enterprise Segment

Company	Price	Equity Value	Total Debt	Total Cap.	Debt / Cap.	D/E Ratio	Tax	Beta Levered	Beta Unlevered	Debt Cost
HealthEquity	$78.91	$6,799	$933	$7,732	12%	0.1x	25.7%	(0.05)	(0.04)	5.9%
Alight	$9.02	$4,941	$2,918	$7,859	37%	0.6x	30.5%	1.40	0.99	4.4%
Maximus	80.28	4,900	1,482	6,382	23%	0.3x	27.0%	0.80	0.66	5.7%
Evolent	27.74	3,181	645	3,826	17%	0.2x	27.0%	1.02	0.89	8.1%
Progyny	32.06	3,081	19	3,101	1%	0.0x	27.5%	1.43	1.42	0.0%
Teladoc	12.75	2,162	1,590	3,753	42%	0.7x	27.5%	2.10	1.37	1.4%
Accolade	7.63	598	242	840	29%	0.4x	21.0%	2.03	1.54	1.1%
Talkspace	3.06	519	-	519	0%	0.0x	27.5%	1.55	1.55	0.0%
MultiPlan	0.65	426	4,585	5,011	91%	10.8x	27.5%	0.95	0.11	7.2%
All companies (n=9)										
Top Quartile					12.1%	0.1x	27.0%	0.95	0.66	1.1%
Mean					**28.1%**	**1.5x**	**26.8%**	**1.25**	**0.94**	**3.8%**
Median					**23.2%**	**0.3x**	**27.5%**	**1.40**	**0.99**	**4.4%**
Bottom Quartile					37.1%	0.6x	27.5%	1.55	1.42	5.9%

	Weight	Cost of Capital Pre-Tax	Cost of Capital After-Tax	Contribution to WACC
Debt Capital	23.2%	4.4%	3.3%	0.8%
Equity Capital	76.8%	13.6%	13.6%	10.4%
Assumed Tax Rate	26.8%		**Implied WACC**	**11.2%**

Cost of Equity Calculation	
Unlevered Beta	0.99
Levered Beta	1.21
Normalized Risk-Free Rate[2]	4.9%
Equity Market Risk Premium[3]	5.5%
Company Size Premium[4]	2.0%
Cost of Common Equity	**13.6%**

(1) 2-year weekly historical beta.
(2) Current 20-year US Treasury Spot yield used as a proxy for normalized long-term risk-free rate.
(3) Expected Equity Risk Premium (ERP) per Kroll report as of 02/08/24.
(4) Per Kroll CRSP report as of Dec '23. Size premium represents companies with market caps between $213mm and $555mm.
Note: $ in millions.
Source(s): Capital IQ, Company websites and filings, as of 04/30/24.

MTS

PRELIMINARY – DRAFT AND CONFIDENTIAL

46

Preliminary WACC Analysis (Cont'd)

Provider Segment

Company	Price	Equity Value	Total Debt	Total Cap.	Debt / Cap.	D/E Ratio	Tax	Beta Levered	Beta Unlevered	Debt Cost
R1 RCM	$12.29	$5,171	$1,740	$6,911	25%	0.3x	25.7%	0.64	0.51	7.0%
Omnicell	26.81	1,231	605	1,836	33%	0.5x	21.0%	1.03	0.74	1.0%
Phreesia	20.74	1,169	12	1,181	1%	0.0x	29.7%	1.98	1.97	13.9%
Craneware	26.68	933	62	995	6%	0.1x	25.0%	(0.08)	(0.08)	8.0%
Definitive Healthcare	6.94	817	268	1,085	25%	0.3x	29.0%	2.01	1.63	5.6%
HealthStream	25.77	783	19	803	2%	0.0x	27.5%	0.56	0.55	0.5%
Health Catalyst	6.22	367	249	616	40%	0.7x	25.7%	2.18	1.45	2.9%
				All companies (n=7)						
				Top Quartile	4.3%	0.0x	25.3%	0.60	0.53	1.9%
				Mean	**19.0%**	**0.3x**	**26.2%**	**1.19**	**0.97**	**5.6%**
				Median	**24.7%**	**0.3x**	**25.7%**	**1.03**	**0.74**	**5.6%**
				Bottom Quartile	29.1%	0.4x	28.3%	2.00	1.54	7.5%

	Weight	Cost of Capital Pre-Tax	Cost of Capital After-Tax	Contribution to WACC
Debt Capital	24.7%	5.6%	4.1%	1.0%
Equity Capital	75.3%	12.0%	12.0%	9.0%
Assumed Tax Rate	26.8%		**Implied WACC**	**10.0%**

Cost of Equity Calculation	
Unlevered Beta	0.74
Levered Beta	0.92
Normalized Risk-Free Rate(2)	4.9%
Equity Market Risk Premium(3)	5.5%
Company Size Premium(4)	2.0%
Cost of Common Equity	**12.0%**

(1) 2-year weekly historical beta.
(2) Current 20-year US Treasury Spot yield used as a proxy for normalized long-term risk-free rate.
(3) Expected Equity Risk Premium (ERP) per Kroll report as of 02/08/24.
(4) Per Kroll CRSP report as of Dec '23. Size premium represents companies with market caps between $213mm and $555mm.
Note: $ in millions.
Source(s): Capital IQ, Company websites and filings, as of 04/30/24.

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Preliminary WACC Analysis (Cont'd)

Life Sciences Segment

Company	Price	Equity Value	Total Debt	Total Cap.	Debt / Cap.	D/E Ratio	Tax	Beta Levered	Beta Unlevered	Debt Cost
IQVIA	$231.77	$42,185	$13,740	$55,925	25%	0.3x	23.5%	1.50	1.20	5.1%
Veeva Systems	198.56	32,090	56	32,146	0%	0.0x	29.8%	1.34	1.33	0.0%
Interactive Corp	47.56	4,094	2,493	6,588	38%	0.6x	27.5%	1.35	0.93	6.1%
Phreesia	20.74	1,169	12	1,181	1%	0.0x	29.7%	1.98	1.97	13.9%
Veradigm	7.99	860	219	1,079	20%	0.3x	30.5%	0.66	0.56	4.0%
Definitive Healthcare	6.94	817	268	1,085	25%	0.3x	29.0%	2.01	1.63	5.6%
OptimizeRx	10.20	185	37	222	17%	0.2x	29.0%	1.89	1.65	7.9%
				All companies (n=7)						
				Top Quartile	8.8%	0.1x	28.3%	1.34	1.07	4.5%
				Mean	**17.9%**	**0.2x**	**28.4%**	**1.53**	**1.33**	**6.1%**
				Median	**20.3%**	**0.3x**	**29.0%**	**1.50**	**1.33**	**5.6%**
				Bottom Quartile	24.6%	0.3x	29.8%	1.93	1.64	7.0%

	Weight	Cost of Capital Pre-Tax	Cost of Capital After-Tax	Contribution to WACC
Debt Capital	20.3%	5.6%	4.1%	0.8%
Equity Capital	79.7%	15.6%	15.6%	12.4%
Assumed Tax Rate	26.8%			
		Implied WACC		**13.3%**

Cost of Equity Calculation	
Unlevered Beta	1.33
Levered Beta	1.58
Normalized Risk-Free Rate[2]	4.9%
Equity Market Risk Premium[3]	5.5%
Company Size Premium[4]	2.0%
Cost of Common Equity	**15.6%**

(1) 2-year weekly historical beta.
(2) Current 20-year US Treasury Spot yield used as a proxy for normalized long-term risk-free rate.
(3) Expected Equity Risk Premium (ERP) per Kroll report as of 02/08/24.
(4) Per Kroll CRSP report as of Dec '23. Size premium represents companies with market caps between $213mm and $555mm.
Note: $ in millions.
Source(s): Capital IQ, Company websites and filings, as of 04/30/24.

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Selected Comparable Public Companies

Selected Comparable Public Companies

Enterprise Segment

Company Name	Price 04/30/24	Stock Price Performance Weekly	1-month	6-month	Equity Mkt. Cap.	Ent. Value	Revenue 2023A	% Revenue Growth '22 / '23	'23 / '24	EV / Revenue 2023A	2024E	EBITDA Margin 2023A	2024E	EV / EBITDA 2023A	2024E	P / E 2023A	2024E
Sharecare	**$0.72**	**(2.0%)**	**(6.7%)**	**(33.1%)**	**259**	**197**	**445**	**0.6%**	**(1.8%)**	**0.4x**	**0.5x**	**5.6%**	**3.5%**	**8.1x**	**12.0x**	**NM**	**NM**
Enterprise Segment (n=9)																	
HealthEquity	$78.91	(1.2%)	(3.3%)	8.8%	$6,799	$7,328	862	13.9%	15.6%	8.5x	7.4x	31.6%	36.2%	26.9x	20.3x	NM	35.5x
Alight	9.02	(2.5%)	(8.4%)	37.1%	4,941	7,781	3,410	8.9%	4.8%	2.3x	2.2x	21.7%	22.5%	10.5x	9.7x	NM	12.2x
Maximus	80.28	(0.9%)	(4.3%)	9.2%	4,900	6,277	4,905	5.9%	5.4%	1.3x	1.2x	11.1%	11.1%	11.5x	10.9x	30.3x	14.8x
Evolent	27.74	(7.9%)	(15.4%)	15.0%	3,181	3,811	1,964	45.3%	25.6%	1.9x	1.5x	9.9%	10.2%	19.5x	15.1x	NM	22.0x
Progyny	32.06	(1.0%)	(16.0%)	3.4%	3,081	2,730	1,089	38.3%	19.3%	2.5x	2.1x	17.2%	17.5%	14.6x	12.0x	49.1x	20.4x
Teladoc	12.75	(7.2%)	(15.6%)	(21.1%)	2,162	2,655	2,602	8.1%	2.3%	1.0x	1.0x	12.6%	13.7%	8.1x	7.3x	NM	NM
Accolade	7.63	(18.4%)	(27.2%)	17.0%	598	602	363	17.1%	13.9%	1.7x	1.5x	NM	NM	NM	NM	NM	NM
Talkspace	3.06	(2.5%)	(14.3%)	74.9%	519	395	150	25.5%	23.0%	2.6x	2.1x	NM	2.2%	NM	NM	NM	NM
MultiPlan	0.65	16.0%	(19.9%)	(61.8%)	426	4,937	962	(10.9%)	6.5%	5.1x	4.8x	64.3%	63.2%	8.0x	7.6x	NM	NM
Upper Quartile		**(1.0%)**	**(8.4%)**	**17.0%**			**2,602**	**25.5%**	**19.3%**	**2.6x**	**2.2x**	**26.6%**	**25.9%**	**17.1x**	**13.5x**	**44.4x**	**22.0x**
Mean		**(2.9%)**	**(13.8%)**	**9.2%**			**1,812**	**16.9%**	**12.9%**	**3.0x**	**2.6x**	**24.1%**	**22.1%**	**14.2x**	**11.8x**	**39.7x**	**21.0x**
Median		**(2.5%)**	**(15.4%)**	**9.2%**			**1,089**	**13.9%**	**13.9%**	**2.3x**	**2.1x**	**17.2%**	**15.6%**	**11.5x**	**10.9x**	**39.7x**	**20.4x**
Lower Quartile		**(7.2%)**	**(16.0%)**	**3.4%**			**862**	**8.1%**	**5.4%**	**1.7x**	**1.5x**	**11.9%**	**10.9%**	**9.3x**	**8.6x**	**35.0x**	**14.8x**

Note: $ in mm, except per share data. Companies sorted by market capitalization as of 04/30/24. Revenue, EBITDA, P/E multiples and EBITDA margins denoted as 'NM' if negative, or greater than 25.0x, 50.0x and 75.0x, respectively. Enterprise Value includes non-controlling interest and preferred equity.
Source(s): Capital IQ as of 04/30/24.

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Selected Comparable Public Companies (Cont'd)

Provider Segment

Company Name	Price 04/30/24	Stock Price Performance Weekly	Stock Price Performance 1-month	Stock Price Performance 6-month	Equity Mkt. Cap.	Ent. Value	Revenue 2023A	% Revenue Growth '22 / '23	% Revenue Growth '23 / '24	EV / Revenue 2023A	EV / Revenue 2024E	EBITDA Margin 2023A	EBITDA Margin 2024E	EV / EBITDA 2023A	EV / EBITDA 2024E	P / E 2023A	P / E 2024E
Sharecare	**$0.72**	**(2.0%)**	**(6.7%)**	**(33.1%)**	**259**	**197**	**445**	**0.6%**	**(1.8%)**	**0.4x**	**0.5x**	**5.6%**	**3.5%**	**8.1x**	**12.0x**	**NM**	**NM**
Provider Segment (n=7)																	
R1 RCM	$12.29	4.6%	(4.6%)	8.0%	$5,171	$6,738	2,254	24.8%	17.3%	3.0x	2.5x	27.3%	24.9%	11.0x	10.2x	NM	29.7x
Omnicell	26.81	(5.7%)	(8.3%)	(24.1%)	1,231	1,377	1,147	(11.5%)	(7.1%)	1.2x	1.3x	11.4%	9.4%	10.5x	13.8x	NM	25.5x
Phreesia	20.74	(10.4%)	(13.3%)	67.4%	1,169	1,094	281	31.7%	26.3%	3.9x	3.1x	NM	NM	NM	NM	NM	NM
Craneware	26.68	(3.8%)	(4.0%)	39.1%	745	931	174	5.1%	6.2%	5.3x	5.0x	31.5%	31.1%	17.0x	16.2x	NM	29.4x
Definitive Healthcare	6.94	(4.5%)	(14.0%)	16.4%	817	1,112	251	12.9%	5.9%	4.4x	4.2x	29.6%	32.4%	14.9x	12.9x	NM	18.3x
HealthStream	25.77	(2.4%)	(3.3%)	2.9%	783	719	279	4.6%	5.4%	2.6x	2.4x	22.0%	22.5%	11.7x	10.9x	51.8x	46.3x
Health Catalyst	6.22	11.1%	(17.4%)	(13.5%)	367	299	296	7.1%	4.3%	1.0x	1.0x	3.7%	8.0%	27.1x	12.1x	NM	18.1x
Upper Quartile		**1.1%**	**(4.3%)**	**27.7%**			**722**	**18.9%**	**11.7%**	**4.2x**	**3.6x**	**29.0%**	**29.5%**	**16.5x**	**13.6x**	**51.8x**	**29.7x**
Mean		**(1.6%)**	**(9.3%)**	**13.8%**			**669**	**10.7%**	**8.3%**	**3.1x**	**2.8x**	**20.9%**	**21.4%**	**15.4x**	**12.7x**	**51.8x**	**27.9x**
Median		**(3.8%)**	**(8.3%)**	**8.0%**			**281**	**7.1%**	**5.9%**	**3.0x**	**2.5x**	**24.6%**	**23.7%**	**13.3x**	**12.5x**	**51.8x**	**27.4x**
Lower Quartile		**(5.1%)**	**(13.7%)**	**(5.3%)**			**265**	**4.9%**	**4.8%**	**1.9x**	**1.9x**	**14.0%**	**12.6%**	**11.2x**	**11.2x**	**51.8x**	**20.1x**

Note: $ in mm, except per share data. Companies sorted by market capitalization as of 04/30/24. Revenue, EBITDA, P/E multiples and EBITDA margins denoted as 'NM' if negative, or greater than 25.0x, 50.0x and 75.0x, respectively. Enterprise Value includes non-controlling interest and preferred equity.
Source(s): Capital IQ as of 04/30/24.

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Selected Comparable Public Companies (Cont'd)

Life Sciences Segment

	Price	Stock Price Performance			Equity	Ent.	Revenue	% Revenue Growth		EV / Revenue		EBITDA Margin		EV / EBITDA		P / E	
Company Name	**04/30/24**	**Weekly**	**1-month**	**6-month**	**Mkt. Cap.**	**Value**	**2023A**	**'22 / '23**	**'23 / '24**	**2023A**	**2024E**	**2023A**	**2024E**	**2023A**	**2024E**	**2023A**	**2024E**
Sharecare	**$0.72**	**(2.0%)**	**(6.7%)**	**(33.1%)**	**259**	**197**	**445**	**0.6%**	**(1.8%)**	**0.4x**	**0.5x**	**5.6%**	**3.5%**	**8.1x**	**12.0x**	**NM**	**NM**
Life Sciences Segment (n=7)																	
IQVIA	$231.77	(2.9%)	(8.4%)	30.8%	$42,185	$54,971	14,984	4.0%	3.6%	3.7x	3.5x	23.8%	24.2%	15.4x	14.6x	31.4x	20.9x
Veeva Systems	198.56	(1.3%)	(14.3%)	4.4%	32,090	28,118	2,155	16.4%	9.2%	13.0x	11.9x	39.3%	36.6%	33.2x	32.6x	63.3x	41.7x
Interactive Corp	47.56	(3.3%)	(10.8%)	11.9%	4,094	5,852	4,365	(16.6%)	(9.2%)	1.3x	1.5x	7.7%	9.5%	17.4x	15.6x	15.5x	NM
Phreesia	20.74	(10.4%)	(13.3%)	67.4%	1,169	1,094	281	31.7%	26.3%	3.9x	3.1x	NM	NM	NM	NM	NM	NM
Veradigm	7.99	0.5%	3.8%	(38.5%)	860	586	625	1.3%	3.9%	0.9x	0.9x	22.9%	21.3%	4.1x	4.2x	12.1x	11.0x
Definitive Healthcare	6.94	(4.5%)	(14.0%)	16.4%	817	1,112	251	12.9%	5.9%	4.4x	4.2x	29.6%	32.4%	14.9x	12.9x	NM	18.3x
OptimizeRx	10.20	14.1%	(16.0%)	30.9%	185	208	72	14.5%	41.7%	2.9x	2.1x	5.2%	11.0%	NM	18.6x	NM	27.1x
	Upper Quartile	**(0.4%)**	**(9.6%)**	**30.9%**			**3,260**	**15.5%**	**17.8%**	**4.2x**	**3.9x**	**28.2%**	**30.3%**	**17.4x**	**17.9x**	**39.3x**	**27.1x**
	Mean	**(1.1%)**	**(10.4%)**	**17.6%**			**3,248**	**9.2%**	**11.6%**	**4.3x**	**3.9x**	**21.4%**	**22.5%**	**17.0x**	**16.4x**	**30.5x**	**23.8x**
	Median	**(2.9%)**	**(13.3%)**	**16.4%**			**625**	**12.9%**	**5.9%**	**3.7x**	**3.1x**	**23.4%**	**22.7%**	**15.4x**	**15.1x**	**23.4x**	**20.9x**
	Lower Quartile	**(3.9%)**	**(14.2%)**	**8.1%**			**266**	**2.6%**	**3.8%**	**2.1x**	**1.8x**	**11.5%**	**13.6%**	**14.9x**	**13.3x**	**14.6x**	**18.3x**

Note: $ in mm, except per share data. Companies sorted by market capitalization as of 04/30/24. Revenue, EBITDA, P/E multiples and EBITDA margins denoted as 'NM' if negative, or greater than 25.0x, 50.0x and 75.0x, respectively. Enterprise Value includes non-controlling interest and preferred equity.

Source(s): Capital IQ as of 04/30/24.

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Selected Precedent Transactions

Selected Precedent Transactions

Enterprise Segment

Date Ann.	Target	Acquiror	TEV ($mm)	TEV as a multiple of: LTM Revenue	LTM EBITDA
11/09/23	HealthComp	Virgin Pulse	$3,000	$-	$-
06/13/23	ClaimLogiq	Apixio	-	-	-
05/09/23	Benefits Science Technologies	MultiPlan	156	9.8x	-
11/17/22	NIA	Evolent Health	650	1.2x	6.0x
11/09/22	Kepro	CNSI	-	-	-
11/01/22	Benefitfocus	Voya Financial	626	2.7x	16.7x
10/25/22	ClaimLogiq	New Mountain Capital	-	-	-
10/03/22	bswift	Francisco Partners	735	3.2x	14.7x
06/29/22	IPG	Evolent Health	375	2.1x	12.0x
06/21/22	Convey Health Solutions	TPG	1,100	3.1x	18.9x
06/16/22	LifeWorks	TELUS	2,896	2.8x	21.5x
04/22/22	ClaimsXten	TPG	2,200	-	-
01/05/22	Castlight Health	Vera Whole Health	313	2.4x	13.1x
12/02/21	CNSI	Carlyle	-	-	-
09/13/21	Summit	TurningPoint	-	-	-
08/19/21	Inovalon	Nordic Capital/Insight Partners	7,315	10.2x	30.7x
04/23/21	PlushCare	Accolade	450	12.9x	-
01/06/21	Change Healthcare	Optum	13,314	4.3x	16.2x
12/21/20	HMS	Gainwell	3,378	5.3x	27.5x
11/20/20	Quantum Health	Warburg Pincus	1,210	8.8x	24.2x
10/27/20	Health Advocate	Teleperformance	690	4.9x	13.8x
08/05/20	Livongo	Teladoc	18,500	71.7x	-
03/09/20	Health Edge Technologies	Blackstone	730	-	-
06/19/18	Cotiviti	Veritas Capital	4,896	6.6x	17.9x
05/11/17	Kepro	Apax Partners	-	-	-

All Transactions (n=25)

	TEV ($mm)	LTM Revenue	LTM EBITDA
Upper Quartile	$3,378	9.8x	22.9x
Mean	**3,291**	**9.9x**	**17.6x**
Median	**1,100**	**4.9x**	**16.5x**
Lower Quartile	626	2.7x	13.3x

Note: $ in mm.
Source(s): Capital IQ and company press releases and filings as of 04/30/24.

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Selected Precedent Transactions (Cont'd)

Provider Segment

Date Ann.	Target	Acquiror	TEV ($mm)	TEV as a multiple of: LTM Revenue	LTM EBITDA
03/18/24	Cloudbreak Health	GTCR	$180	$-	$-
02/14/24	Cotiviti	Veritas / KKR	-	-	-
09/06/23	NextGen Healthcare	Thoma Bravo	1,764	2.6x	15.8x
08/14/23	Populi	Definitive Healthcare	54	11.0x	-
08/08/23	Roper Technologies	Syntellis Performance Solutions	1,400	-	-
07/19/23	Nextech	TPG	1,400	8.0x	24.6x
05/16/23	MDPortals	Reveeler	-	-	-
06/29/22	Acton Corporation	HealthMark	-	-	-
06/21/22	Convey Health Solutions	TPG	1,100	3.1x	18.9x
05/10/22	Dynamic Healthcare Systems	Reveeler	-	-	-
03/02/22	Allscripts (Hospital Business Unit)	N. Harris Computer	700	-	-
12/20/21	Cerner	Oracle	30,161	5.3x	20.6x
06/09/21	CIOX Health	Datavant	7,000	-	-
01/06/21	Change Healthcare	Optum	13,314	4.3x	16.2x
05/04/20	eRx Network	Change Healthcare	213	3.2x	-
03/09/20	Health Edge Technologies	Blackstone	730	-	-
10/30/19	MRO	Parthenon Capital	-	-	-
09/05/19	Convey Health Solutions	TPG	-	-	-
10/01/14	MRO	Imperial Capital Partners	-	-	-

All Transactions (n=19)

	TEV ($mm)	LTM Revenue	LTM EBITDA
Upper Quartile	$5,691	8.0x	22.6x
Mean	**4,835**	**5.4x**	**19.2x**
Median	**1,250**	**4.3x**	**18.9x**
Lower Quartile	335	3.1x	16.0x

Note: $ in mm.
Source(s): Capital IQ and company press releases and filings as of 04/30/24.

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Selected Precedent Transactions (Cont'd)

Life Sciences Segment

Date Ann.	Target	Acquiror	TEV ($mm)	TEV as a multiple of: LTM Revenue	LTM EBITDA
02/29/24	Healthwise	WebMD	$-	$-	$-
02/27/24	ScienceIO	Veradigm	184	-	-
02/23/24	GlocalMind	Apollo Intelligence	-	-	-
02/06/24	Avant Healthcare	Real Chemistry	-	-	-
01/17/24	American HealthTech (CPSI)	PointClickCare	25	-	-
08/14/23	Populi	Definitive Healthcare	53	10.8x	-
06/08/23	Limeade	WebMD Health Services	75	1.4x	-
03/06/23	Weekend Health	WeightWatchers	106	4.2x	-
03/01/23	TI Health (Swoop)	Real Chemistry	-	-	-
07/12/22	RVO Health	Optum, Red Ventures	-	-	-
12/01/21	Meredith Holding	Dotdash (IAC)	2,686	-	-
12/16/20	Kantar Health	Cerner	375	2.5x	16.5x
10/27/20	Outcome Health	PatientPoint	600	5.0x	12.9x
02/11/20	Care.com	IAC	525	2.5x	37.2x
06/12/19	Real Chemistry (fka W2O)	New Mountain Capital	-	-	-
07/24/17	WebMD	KKR	2,695	3.8x	14.0x
10/21/16	Everyday Health	Ziff Davis	465	1.8x	15.0x
05/23/16	Ancestory.com	Silver Lake Partners	2,600	3.9x	9.9x
10/22/12	Ancestory.com	Permira	1,600	3.5x	9.6x

All Transactions (n=19)

	TEV ($mm)	LTM Revenue	LTM EBITDA
Upper Quartile	$2,100	4.4x	15.4x
Mean	**922**	**3.9x**	**13.0x**
Median	**465**	**3.6x**	**13.4x**
Lower Quartile	91	2.3x	9.8x

Note: $ in mm.
Source(s): Capital IQ and company press releases and filings as of 04/30/24.

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Enterprise Segment Revenue Analysis

58 Top Enterprise Logos By Revenue Note: Companies sorted by 2023A Revenue. Source(s): Sapphire management projections. 2023A 2024E % Change Carelon - Horizon 17,033,581 - (100%) Carelon - Blue Cross Blue Shield Michigan 4,067,663 - (100%) Sharecare AI 18,815,994 - (100%) 1. Elevance $39,917,238 $- (100%) 2. State Health Benefit Plan 18,496,869 18,170,279 (2%) 3. Carefirst Wellness 12,868,786 9,516,686 (26%) 4. Carefirst DM FEP 12,509,737 12,444,801 (1%) 5. Highmark Health Solutions 10,109,400 600,000 (94%) 6. Carefirst PCMH 7,679,525 12,467,500 62% 7. Blue Cross Blue Shield Minnesota 7,570,449 - (100%) 8. Delta Air Lines 7,390,962 6,107,341 (17%) 9. Koch Industries 6,800,669 6,546,753 (4%) 10. Blue Cross Blue Shield Of Arizona 5,979,462 4,033,282 (33%) 11. Los Angeles Police Relief Assoc 4,002,222 4,063,123 2% 12. CarePlus 3,041,661 2,662,905 (12%) 13. Healthgrades 2,991,519 2,160,000 (28%) 14. Health Net CA 2,612,554 1,746,616 (33%) 15. Lennar Corporation 1,946,204 1,019,612 (48%) 16. Blue Cross of Idaho 1,680,374 1,629,579 (3%) 17. Assoc For Los Angeles Deputy Insurance Trust 1,456,528 1,315,056 (10%) 18. Los Angeles Fireman's Relief Assoc 1,382,765 1,393,512 1% 19. Blue Cross Blue Shield Of Nebraska 1,300,752 1,129,436 (13%) 20. Wellstar 1,192,466 182,565 (85%) 21. RELX Inc 1,021,095 650,659 (36%) 22. Learning Care Group 914,423 1,016,866 11% 23. Centene Peach State Health Plan 636,000 9,518,000 1397% 24. State of Tennessee - 5,665,975 NM All Other Clients 86,472,309 78,312,511 (9%) 239,973,969 182,353,056 (24%) Customer Total Revenue Logo Visibility Into 2024 PRELIMINARY – DRAFT AND CONFIDENTIAL [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****] [****]

59 Historical Enterprise Revenue Bridge FY2020 – FY2021 Note: $ in mm, except per share data. Source(s): Management projections and Capital IQ, as of 04/30/24. $190 $12 $17 $38 ($14) ($15) $10 $2 $5 $244 – $50 $100 $150 $200 $250 $300 $54mm increase in revenue (29%), driven by $25mm of organic growth with COVID and other new logos and $29mm of inorganic growth via acquisition of Carelinx and doc.AI (Elevance) PRELIMINARY – DRAFT AND CONFIDENTIAL [****] [****]

60 Historical Enterprise Revenue Bridge FY2021 – FY2022 Note: $ in mm, except per share data. Source(s): Management projections and Capital IQ, as of 04/30/24. $244 ($37) $42 $17 ($5) ($3) $1 $259 FY 2021 Health Security (COVID Vaccine) Carelinx Ramp Carelon (advocacy) International (France & Brazil Red.) ÍŘôƱŘŜťώ(ĲŘĺīīıôĲťώ"ôèīĖĲô Other FY 2022 – $50 $100 $150 $200 $250 $300 $15mm of organic growth due to ramping of Carelinx which offset lost Health Security revenue and other reductions PRELIMINARY – DRAFT AND CONFIDENTIAL [****]

61 Historical Enterprise Revenue Bridge FY2022 – FY2023 Note: $ in mm, except per share data. Source(s): Management projections and Capital IQ, as of 04/30/24. $259 $4 $9 ($10) ($8) ($5) ($1) ($4) $244 FY 2022 Carelon (advocacy) Other Advocacy Carelinx ÍŘôƱŘŜťώŘôŕŘĖèĖĲČ International (Brazil Term) Meta Other FY 2023 – $50 $100 $150 $200 $250 $300 ($15mm) reduction of revenue driven by Carelinx performance, Carefirst repricing and international terminations, partially offset by advocacy revenue increases PRELIMINARY – DRAFT AND CONFIDENTIAL [****]

Public Market Overview

63 Public Market Overview (1) Consists of 355.076mm basic shares outstanding (as of 04/16/24), 18.605mm warrants at various strike prices, 80.008mm vested options outstanding at various strike prices, 19.080mm RSUs vested or expected to vest before June, 2024, 14.231 options that vest upon change in control, 23.061mm RSUs that vest upon change in control, (3.531mm) unvested options at various strike prices, 49.370mm unvested RSUs. Accounted for using the Treasury Stock Method based on Savanna’s stock price as of 04/30/24. (2) Includes $50mm Series A Convertible Preferred aggregate liquidation preference (5.000mm Units which convert to common stock on a 1:1 basis at $10.00 per share entirely held by Anthem, Inc.). (3) Includes $0.519mm of long-term debt associated with a senior secured revolving credit facility with Wells Fargo. Note: $ in millions, except per share data. CIC = Change in Control. Source(s): Capital IQ, Company website, press releases and filings as of 04/30/24. Current Valuation Trading Statistics Pre-CIC Post-CIC Price Per Share (04/30/24) $0.72 $0.72 52 Week High: 1.80 1.80 52 Week Low: 0.48 0.48 Diluted Shares Outstanding (mm)(1) 369.440 392.502 Fully Diluted Market Cap: $264 $281 Plus: Preferred Liquidation Preference(2) - 50 Plus: Debt (12/31/23)(3) 1 1 Less: Cash & Equivalents (12/31/23) (128) (128) Enterprise Value: $137 $203 $- $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 Nov-20 Mar-21 Jul-21 Nov-21 Mar-22 Jul-22 Nov-22 Mar-23 Jul-23 Nov-23 Mar-24 Stock Price Performance $0.72 2023A 2024E 2025E 2026E Revenue $401 $418 $512 $619 EV / Revenue 0.5x 0.5x 0.4x 0.3x Adj. EBITDA 7 22 62 92 EV / EBITDA 31.1x 9.1x 3.3x 2.2x 07/01/21: closed business combination with Falcon Capital Acquisition Corp. 11/10/21: announced third quarter 2021 financial results and operational highlights 11/09/23: appointed Brent Layton as next CEO; founder Jeff Arnold to serve as executive chairman 02/12/21: Savanna and Falcon Capital Acquisition Corp. reached agreement to combine; company expected to have an initial enterprise value of $3.9bn 08/11/21: entered home health market with acquisition of CareLinx 08/10/22: initiated a strategic review of its non-enterprise businesses 03/12/24: Savanna announced that is has been evaluating a range of options including a potential sale of the Company 10/12/23: received an unsolicited preliminary non-binding proposal from Claritas Capital to acquire the Company 05/31/23: concluded strategic review and announced share repurchase program PRELIMINARY – DRAFT AND CONFIDENTIAL

Analysis at Various Offer Prices For WholeCo

65 Analysis at Various Offer Prices For WholeCo Current Illustrative Offer Prices Share Price ($) $0.72 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 Prem./(Disc.) to Current Share Price ($0.72) -% 40% 75% 110% 144% 179% 214% 249% 284% 319% Basic Shares Outstanding 355.08 355.08 355.08 355.08 355.08 355.08 355.08 355.08 355.08 355.08 Series A Convertible Preferred Stock - - - - - - - - - - Warrants - - - - - - - - - - Vested Options at Various Strike Prices 0.39 0.50 5.49 11.25 19.99 26.54 31.64 35.72 39.05 41.87 RSUs Vesting between January and June 2024 9.25 9.25 9.25 9.25 9.25 9.25 9.25 9.25 9.25 9.25 Vested Portion of RSUs - 2024 Grants Already Granted 2.28 2.28 2.28 2.28 2.28 2.28 2.28 2.28 2.28 2.28 Vested Portion of RSUs - 2024 Grant Yet to be Granted 2.45 2.45 2.45 2.45 2.45 2.45 2.45 2.45 2.45 2.45 Options Vesting per CIC Trigger at Various Strike Prices - (0.00) (0.02) 0.02 0.26 0.43 0.57 0.68 0.77 0.84 RSUs Vesting per CIC trigger(1) 23.06 23.06 23.06 23.06 23.06 23.06 23.06 23.06 23.06 23.06 Fully Diluted Shares Outstanding 392.50 392.61 397.58 403.38 412.35 419.08 424.31 428.50 431.93 434.82 Implied Equity Offer Value to Common $281 $393 $497 $605 $722 $838 $955 $1,071 $1,188 $1,304 Plus: Preferred Liquidation Preference 50 50 50 50 50 50 50 50 50 50 Plus: Debt (12/31/23) 1 1 1 1 1 1 1 1 1 1 Less: Cash & Equivalents (12/31/23) (128) (128) (128) (128) (128) (128) (128) (128) (128) (128) Implied Transaction Value $203 $315 $419 $527 $644 $760 $877 $994 $1,110 $1,227 2023A Revenue $401 $401 $401 $401 $401 $401 $401 $401 $401 $401 Implied 2023A Revenue Multiple 0.5x 0.8x 1.0x 1.3x 1.6x 1.9x 2.2x 2.5x 2.8x 3.1x (1) Calculation of fully-diluted shares outstanding assumes change in control. (2) Consists of 355.076mm basic shares outstanding (as of 04/16/24), 18.605mm warrants at various strike prices, 80.008mm vested options outstanding at various strike prices, 19.080mm RSUs vested or expected to vest before June, 2024, 14.231 options that vest upon change in control, 23.061mm RSUs that vest upon change in control, (3.531mm) unvested options at various strike prices, 49.370mm unvested RSUs. Accounted for using the Treasury Stock Method based on Savanna’s stock price as of 04/30/24. (3) Includes $50mm Series A Convertible Preferred aggregate liquidation preference (5.000mm Units which convert to common stock on a 1:1 basis at $10.00 per share entirely held by Anthem, Inc.). Note: $ in millions, except per share data. Source(s): Capital IQ and Company website, press releases and filings as of 04/30/24. (3) (1) (2) (1) PRELIMINARY – DRAFT AND CONFIDENTIAL

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